Exhibit 1(b)


                             THE PREMIUM PORTFOLIOS

                       Amendment of Declaration of Trust


     The undersigned, being a majority of the Trustees of The Premium Portfolios, a trust established pursuant to a Declaration of Trust dated as of September 13, 1993 (the "Declaration of Trust"), hereby, pursuant to the last paragraph of Section 10.4 of the Declaration of Trust, amend the Declaration of Trust by deleting in its entirety paragraph (a) of such Section 10.4 and substituting for such paragraph (a) the following:

           "(a) The Trustees may, without any vote of Holders, amend or otherwise supplement this Declaration by an instrument in writing executed by a majority of the Trustees, provided that Holders shall have the right to vote on any amendment (a) required to be approved by Holders by law or by the Trust's registration statement filed with the Commission or (b) submitted to them by the Trustees. Any amendment submitted to Holders which the Trustees determine would affect the Holders of certain but not all Series shall be authorized by vote of the Holders of such Series affected and no vote shall be required of Holders of a Series not affected."

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of February 3, 1994 at Nassau, The Bahamas.


                                          Elliott J. Berv
                                             Trustee


                                          Philip Coolidge
                                             Trustee


                                          Walter E. Robb
                                             Trustee


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                             THE PREMIUM PORTFOLIOS

                    Second Amendment of Declaration of Trust


     The undersigned, being a majority of the Trustees of The Premium Portfolios (the "Trust"), a trust established pursuant to a Declaration of Trust, dated as of September 13, 1993, as amended and as further amended from time to time (as so amended from time to time, the "Declaration of Trust"), hereby, pursuant to Section 10.4(a) of the Declaration of Trust, amend the Declaration of Trust, effective May 5, 1995, as follows:

     (a) Section 1.2 of the Declaration of Trust is hereby amended by adding the following definition in appropriate place in the alphabetical sequence thereof:

           "Emergency Meeting" shall mean a meeting of the Trustees or of a committee of the Trustees (a) called by the Chairman, if any, the President, the Secretary, an Assistant Secretary or any two Trustees, (b) the notice of which is given or confirmed in writing and specifies that the meeting is an "Emergency Meeting" and (c) except as provided in clauses (a) and (b) of this definition, held in accordance with the provisions set forth in Section 2.5 hereof.

     (b) Article III of the Declaration of Trust is hereby amended by adding the following new section after Section 3.11 thereof:

           3.12.Limitation on Powers. Anything in this Declaration of Trust to the contrary notwithstanding, (a) no Trustee shall be authorized or empowered by the terms of this Declaration of Trust or otherwise to take any action on behalf of the Trust in his or her capacity as Trustee while physically present in the United States of America or any of its territories or possessions or areas subject to its jurisdiction unless such action is taken at an Emergency Meeting by the Trustees or by a committee of the Trustees thereunto duly authorized, and (b) unless such action is taken at an Emergency Meeting by the Trustees or by a committee of the Trustees thereunto duly authorized, no action taken on behalf of the Trust by a Trustee or by the Trustees or any committee thereof while physically present in the United States of America or any of its territories or possessions or areas subject to its jurisdiction shall be a valid exercise of such Trustee's or Trustees' authority and any such action shall be considered null and void.


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     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed and delivered at Hamilton, Bermuda, on May 5, 1995.


                                  Elliott J. Berv
                                      Elliott J. Berv, Trustee


                                  Philip W. Coolidge
                                      Philip W. Coolidge, Trustee


                                  Mark T. Finn
                                      Mark T. Finn, Trustee


                                  Walter E. Robb
                                      Walter E. Robb, Trustee

                             THE PREMIUM PORTFOLIOS


                                  AMENDMENT TO
                              DECLARATION OF TRUST



     The undersigned, constituting a majority of the Trustees of The Premium Portfolios (the "Trust"), a trust organized under the laws of the State of New York, pursuant to a Declaration of Trust dated September 13, 1993, as amended (the "Declaration"), subject to approval by a majority of the investors in Equity Portfolio and Small Cap Equity Portfolio, each a series of the Trust, do hereby amend Sections 1.2, 3.2 and 5.1 of the Declaration as follows:

     By deleting the definition of "Institutional Investor(s)" contained in
Section 1.2 of the Declaration and replacing it with the following:

           "Institutional Investor(s)" shall mean, when used with respect to each Series of the Trust other than the Series designated as Balanced Portfolio, Government Income Portfolio, International Equity Portfolio and Emerging Asian Markets Equity Portfolio, any regulated investment company, segregated asset account, foreign investment company, common trust fund, group trust or other investment arrangement, whether organized within or without the United States of America, other than an individual, S corporation or partnership or a grantor trust beneficially owned by any individual, S corporation or partnership, unless, in the case of a partnership or a grantor trust beneficially owned by a partnership, the interests in the partnership are held by entities that otherwise meet the definition of Institutional Investor. When used with respect to those Series of the Trust designated as Balanced Portfolio, Government Income Portfolio, International Equity Portfolio and Emerging Asian Markets Equity Portfolio, Institutional Investor(s) shall mean any regulated investment company, segregated asset account, foreign investment company, common trust fund, group trust or other investment arrangement, whether organized within or without the United States of America, other than an individual, S corporation, partnership or grantor trust beneficially owned by any individual, S corporation or partnership.

     By adding the following paragraph (d) immediately after paragraph (c) of
Section 3.2:

           (d) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by investors to either invest all or a portion of the Trust Property of each Series of the Trust (other than the Series designated as Balanced Portfolio, Government Income Portfolio,

      International Equity Portfolio and Emerging Asian Markets Equity Portfolio), or sell all or a portion of such Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

      By deleting Section 5.1 of the Declaration in its entirety and replacing it with the following:

           5.1. Liability of Holders; Indemnification. (a) As to the Series of the Trust designated as Balanced Portfolio, Government Income Portfolio, International Equity Portfolio and Emerging Asian Markets Equity Portfolio, each Holder of an Interest in such Series shall be jointly and severally liable with every other Holder of an Interest in that Series (with rights of contribution inter se in proportion to their respective Interests in the Series) for the liabilities and obligations of that Series (and of no other Series) in the event that the Trust fails to satisfy such liabilities and obligations from the assets of that Series. To the extent assets of a Series named in the preceding sentence are available in the Trust, the Trust shall indemnify and hold each Holder of an Interest in that Series harmless from and against any claim or liability to which such Holder may become subject by reason of being or having been a Holder of an Interest in that Series to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other Holders of Interests in that Series, is greater than such Holder's proportionate share of such claim or liability, and shall reimburse such Holder for all legal and other expenses reasonably incurred by such Holder in connection with any such claim or liability.

           (b) Notwithstanding any other provision of this Declaration, each Holder of an Interest in a Series of the Trust other than Balanced Portfolio, Government Income Portfolio, International Equity Portfolio and Emerging Asian Markets Equity Portfolio shall not be subject to any personal liability whatsoever to any Person in connection with the Trust Property or the acts, obligations or affairs of the Trust with respect to that Series; and if any such Holder is made a party to any suit or proceeding to enforce any such liability, such Holder shall not, on account thereof, be held to any personal liability. To the extent assets of a Series enumerated in the preceding sentence are available in the Trust, the Trust shall indemnify and hold each Holder of an Interest in that Series harmless from and against any claim or liability to which such Holder may become subject by reason of being or having been a Holder of an Interest in that Series, and shall reimburse such Holder for all legal and other expenses reasonably incurred by such Holder in connection with any such claim or liability.


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           (c) The rights accruing to a Holder under this Section 5.1 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein. The liabilities of a particular Series and the right to indemnification granted hereunder to Holders of Interests in such Series shall not be enforceable against any other
      Series or Holders of Interests in any other Series.

      IN WITNESS WHEREOF, the undersigned have executed this instrument at Tucker's Town, Bermuda as of the 8th day of August, 1997.


Elliott J. Berv                     Mark T. Finn
Elliott J. Berv                     Mark T. Finn
As Trustee and Not Individually     As Trustee and Not Individually

Philip W. Coolidge                  Walter E. Robb, III
Philip W. Coolidge                  Walter E. Robb, III
As Trustee and Not Individually     As Trustee and Not Individually

                             THE PREMIUM PORTFOLIOS

                              AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
                    BENEFICIAL INTERESTS (WITHOUT PAR VALUE)


     Pursuant to Section 6.2 of the Declaration of Trust, dated September 13, 1993, as amended (the "Declaration of Trust"), of The Premium Portfolios (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Beneficial Interests (without par value) in order to establish one series of Interests (as defined in the Declaration of Trust). No other changes to the special and relative rights of the existing series are intended by this amendment and restatement. This amendment and restatement shall become effective on such date as any officer of the Trust may select by written notice to the Trust.

1.    The series shall be as follows:

        The new series shall be designated as:
           "Growth & Income Portfolio"

        The remaining series are as follows:
           Large Cap Growth Portfolio;
           Small Cap Growth Portfolio;
           Balanced Portfolio;
           Government Income Portfolio;
           International Equity Portfolio; and
           Emerging Asian Markets Equity Portfolio.

2. Each series shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Investment Company Act of 1940, as amended, to the extent pertaining to the offering of Interests of such series. Each Interest of each series shall have such redemption, voting and liquidation rights and shall represent such proportionate ownership in the series as provided generally in the Declaration of Trust. The proceeds of sales of Interests of each series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such series, unless otherwise required by law.

3. Investors in each series shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to such series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and the Declaration of Trust.

4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.2 of the Declaration of Trust.

5. Subject to the provisions of Section 6.2 and Article X of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any series.

IN WITNESS WHEREOF, the undersigned have executed this instrument at Paget, Bermuda as of the 14th day of November, 1997.


Elliott J. Berv                          Mark T. Finn
ELLIOTT J. BERV                          MARK T. FINN
As Trustee and Not Individually          As Trustee and Not Individually


Philip W. Coolidge                      C. Oscar Morong, Jr.
PHILIP W. COOLIDGE                      C. OSCAR MORONG, JR.
As Trustee and Not Individually         As Trustee and Not Individually


Walter E. Robb, III
WALTER E. ROBB, III
As Trustee and Not Individually

The Premium Portfolios
c/o Signature Financial Group (Cayman) Ltd.
Suite #193
Hamilton HM 11
Bermuda


     I, Susan Jakuboski, hereby certify that I am the duly elected, qualified and acting Assistant Secretary of The Premium Portfolios, a New York trust (the "Trust"), and, pursuant to authority granted by the Board of Trustees of the Trust at a meeting held on November 14, 1997, do hereby give notice that the Amended and Restated Establishment and Designation of Series of Beneficial Interests (without par value) of the Trust, as executed by the Trustees of the Trust on November 14, 1997, shall become effective as of December 15, 1997.

     IN WITNESS WHEREOF, I have hereunto signed my name at Hamilton, Bermuda this 15th day of December, 1997.



                                   Susan Jakuboski
                                   Susan Jakuboski, Assistant Secretary